Exhibit 4.1

CANADA

U.S.$ [_]

[_]% UNITED STATES DOLLAR BONDS DUE [_]

FORM OF FISCAL AGENCY AGREEMENT

Dated as of [_]

FISCAL AGENCY AGREEMENT dated as of [_] (“Agreement”), between Her Majesty in right of Canada, as represented by the Minister of Finance, (“Canada”) and [_], as fiscal agent, transfer agent, registrar and principal paying agent.

1.

Underwriting Agreement. Canada has entered into an Underwriting Agreement dated as of [_] (the “Underwriting Agreement”) with [_], [_] and [_], as representatives of the several underwriters listed on Schedule II thereto (the “Representatives”), providing for the issue and sale by Canada of U.S.$ [_] aggregate principal amount of [_]% United States Dollar Bonds due [_] (the “Bonds”).

2.	Appointment of Registrar; Additional Agents.

(a)

Canada hereby appoints [_], at present having its corporate trust office at [_], as fiscal agent, transfer agent, registrar and principal paying agent of Canada for the Bonds, upon the terms and conditions set forth herein. Citibank accepts such appointments, and along with its successors as such fiscal agent, transfer agent, registrar and principal paying agent is hereinafter referred to as the “Registrar”.

(b)

Canada may from time to time appoint one or more additional agents (hereinafter called a “Paying Agent” or the “Paying Agents”) for the payment (subject to the applicable laws and regulations) of the principal of and interest and Additional Amounts (as defined in the terms and conditions of the Bonds), if any, on the Bonds and for the processing of applications for registration of transfer or exchange by the Registrar of fully registered Bonds in definitive form at such place or places as Canada may determine pursuant to a written paying and transfer agency agreement (a “Paying Agency Agreement”). Canada may at any time terminate the appointment of any Paying Agent, provided that Canada is in compliance with Subsection 6(f) hereof. Canada will keep the Registrar informed as to the name, address and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Registrar of the resignation of any Paying Agent. The Registrar shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Bonds on terms approved by Canada (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).

3.	Form.

(a)

The Bonds shall initially be issued in the form of [_] fully registered global certificates without coupons, in the principal amount of U.S.$[_] each, and substantially in the form of Schedule “A” hereof (each such registered global certificate and any registered global certificate issued upon any transfer or exchange thereof or in replacement therefor are hereinafter collectively referred to as the “Global Bond”). The Global Bond shall be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) and held by DTC or its custodian, as the case may be. Except in respect of the payment of Additional Amounts, as long as DTC or its nominee is the registered holder of the Global Bond it will be considered the sole owner and holder of the Bonds for all purposes hereunder and under the Global Bond. None of Canada, the Registrar or any Paying Agent will have any responsibility or liability for any aspect of the records of DTC, CDS Clearing and Depository Services Inc., Euroclear Bank SA/NV, or Clearstream Banking S.A. relating to or payments made by such clearing systems on account of beneficial interests in the Global Bond or for maintaining, supervising or reviewing any records of such clearing systems relating to such beneficial interests. Except as provided in Section 6 hereof, owners of beneficial interests in the Global Bond will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive registered form and will not be considered owners or holders thereof under this Agreement.

(b)

All Bonds (including any Global Bond) shall be executed on behalf of Canada by the signature, either manually or by electronic reproduction or in facsimile of the Deputy Minister of Finance or an officer of the Department of Finance designated by the Governor in Council to sign on behalf of the Deputy Minister of Finance and shall be countersigned by such officer of the Department of

Finance or other person as the Governor in Council designates for that purpose, each of whom shall be an “Authorized Official”. In the event that any Authorized Official who shall have signed or whose facsimile signature shall appear upon any of the Bonds, shall cease to hold such office before the Bonds so signed shall actually have been authenticated, registered or delivered, such Bonds nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Bonds had not ceased to be an Authorized Official.

4.

Authentication. The Registrar shall, upon receipt of Bonds duly executed on behalf of Canada, together with a written order or orders from Canada to authenticate and deliver Bonds in a stated aggregate principal amount, (i) authenticate and register not more than the said aggregate principal amount of Bonds and deliver them in accordance with the written order or orders of Canada and (ii) thereafter authenticate, register and deliver Bonds in accordance with the provisions of Sections 5, 6 and 8 hereof. The total amount of the Bonds to be issued and outstanding at any time, whether in the form of a Global Bond or Bonds in definitive registered form, issued in exchange for the Global Bond, shall not exceed U.S.$[_] in aggregate principal amount, plus the aggregate principal amount of any additional Bonds issued by Canada pursuant to any supplement hereto in accordance with Section 16 hereof.

5.	Registration, Transfers and Exchanges.

(a)

The Registrar, as agent of Canada for such purpose, shall at all times keep at its corporate trust office in the City of New York, a register or registers (hereinafter the “Register” or “Registers”) for the registration of Bonds and registration of transfers and exchanges of Bonds, in which shall be entered the names and addresses of the registered holders of the Bonds and the particulars of the Bonds held by them. Subject to Section 6 hereof, upon surrender for registration of transfer of any Bond at said office, the Registrar shall authenticate, register and deliver, in the name of the transferee or transferees, a new Bond or Bonds for a like aggregate principal amount. Subject to Section 6 hereof, upon surrender of any Bond at said office for exchange, the Registrar shall authenticate, register and deliver, in exchange for such Bond, a new Bond or new Bonds of the appropriate authorized denomination(s) and for a like aggregate principal amount in accordance with the provisions of the Bonds. Canada and the Registrar shall not be required to make any exchange of Bonds if as a result thereof, Canada would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

(b)

All new Bonds authenticated and delivered by the Registrar upon registration of transfer or in exchange for Bonds of other denominations shall be dated the date of authentication, provided that such dating shall not affect any amount of interest accrued and unpaid on the Bond as at the date of issuance of such replacement certificate.

(c)

All Bonds presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar, which form shall be duly executed by the registered holder or its attorney-in-fact.

(d)

The Registrar shall not impose any service charge on the registered holder on any registration of transfer or exchange of Bonds; however Canada may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

(e)

Canada, the Registrar and any Paying Agent may treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond (other than payment of Additional Amounts), whether or not such Bond be overdue, and none of Canada, the Registrar or any Paying Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to Canada, the Registrar and any Paying Agent for the amount so paid.

(f)

The Registrar shall not be required to register any transfer or exchange of Bonds during the period from any Regular Record Date (as defined in the Bonds) to any Interest Payment Date (as defined in the Bonds) or Maturity Date (as defined in the Bonds), or from the close of business on the 15th calendar day preceding the date of early redemption (the “Redemption Record Date”) to the date of early redemption (the “Redemption Date”) and for the purposes of any interest payment made in accordance with Subsections 7(b) or (c) hereof, such payment shall be made to those persons in whose names the Bonds are registered on such Regular Record Date or Redemption Record Date.

6.	Special Provisions Relating to the Global Bond.

(a)

Unless the Global Bond is presented by an authorized representative of DTC to Canada, the Registrar or their respective agents for registration of transfer, exchange or payment, and any replacement Global Bond issued is registered in the name of a nominee of DTC as requested by such authorized representative and any payment is made to such nominee of DTC, any transfer, pledge or other use of the Global Bond for value or otherwise by or to any other person shall be wrongful inasmuch as the registered holders thereof have an interest therein.

(b)

Except as provided in this subparagraph (b) or subparagraph (c) below, Bonds will not be issued in definitive registered form. If DTC notifies Canada that it is unwilling or unable to continue as depositary in connection with the Global Bond or DTC ceases to be a recognized clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary, Canada shall appoint a successor depositary with respect to the Global Bond. If a successor depositary for the Global Bond is not appointed by Canada within 90 days after Canada receives such notice, becomes aware that DTC is no longer so registered or becomes aware of such ineligibility, Canada shall execute Bonds in definitive registered form, and the Registrar, upon receipt thereof and upon written order of Canada, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of U.S.$[_] and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

(c)

Canada may at any time and in its sole discretion determine not to have any of the Bonds held in the form of the Global Bond. In such event Canada shall execute Bonds in definitive registered form, and the Registrar, upon receipt thereof and upon written order of Canada, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of U.S.$[_______] and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

(d)

Upon the exchange of the Global Bond for Bonds in definitive registered form, the Registrar shall cancel such Global Bond and shall reduce the holdings of Cede & Co., as nominee of DTC, on the Register to nil. Bonds in definitive registered form issued in exchange for the Global Bond pursuant to this Section 6 shall be registered in such name or names as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or Canada. The Registrar shall deliver such Bonds in definitive registered form, at the expense of Canada, to or as directed by the persons in whose names such definitive registered Bonds are so registered and shall direct all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.

(e)

All Bonds in definitive registered form issued upon the exchange of the Global Bond shall be valid obligations of Canada, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Global Bond) as the Global Bond surrendered upon such exchange.

(f)

In the event definitive Bonds are issued and for so long as Bonds in definitive registered form are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such exchange require, Canada will appoint and maintain a transfer agent and Paying Agent in Luxembourg and notice of such appointment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu.

(g)

Bonds in definitive registered form may be presented at the office of the Luxembourg Paying Agent, for the processing of applications for registration of transfer or exchange by the Registrar in accordance with this Agreement.

7.	Payment.

(a)

Canada will pay to the Registrar, in same day funds, in United States dollars, to an account to be specified by the Registrar, all amounts to be paid on the Bonds for principal and interest on the day on which such payment shall become due (or the next following Business Day if such due date falls upon a day which is not a Business Day, as defined below), as required by the terms of the Bonds, and Canada hereby authorizes and directs the Registrar, from the funds so paid to it, to make payment of the principal and interest in respect of the Bonds in accordance with their terms and the provisions set forth below. For the purposes of this Section 7, “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions in the City of New York, the City of London, England, the City of Toronto or at the applicable place of payment are authorized or obligated by law or executive order to close.

(b)

Payment of principal and interest on the Global Bond shall be made by the Registrar, using funds delivered by Canada pursuant to Subsection 7(a) above, to Cede & Co., as nominee of DTC in United States dollars in accordance with the regular procedures established from time to time by DTC and the Registrar.

(c)

Payment of principal in respect of Bonds in definitive registered form issued pursuant to Subsection 6(b) hereof shall be made in United States dollars at the office of the Registrar in the City of New York or at the office of any Paying Agent appointed by Canada for such purpose pursuant to this Agreement and any Paying Agency Agreement. Payment of interest due prior to or at maturity or on any date of early redemption will be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of Bonds or, at the option of Canada, otherwise transferring funds to the registered holders of the Bonds. Such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders. Subject to the receipt of funds specified in Subsection 7(a) hereof, the Registrar or any Paying Agent appointed by Canada for such purpose shall mail or otherwise deliver such cheques to the names and addresses of registered holders of Bonds on the relevant due date for payment.

(d)

All monies paid to the Registrar under Subsection 7(a) hereof shall be held by it in trust, but need not be segregated from other funds held by such Registrar or any Paying Agent except as required by law, for the registered holders of Bonds to be applied by the Registrar to payments due on the Bonds at the time and in the manner provided for in this Agreement and the Bonds. Any money deposited with the Registrar for the payment of the principal or interest in respect of any Bond remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to Canada without interest upon written request by Canada, and the registered holder of a Bond may thereafter look only to Canada for any payment to which such holder may be entitled.

(e)

All monies paid to any Paying Agent for the payment of principal of or interest in respect of any Bonds shall be held by it in a separate account in trust for the registered holders of such Bonds and shall be applied as set forth herein and in the Bonds.

(f)

At least ten Business Days prior to the first date of payment of principal of or interest on Bonds if at such time any payment of principal of or any interest on such Bonds shall be subject to deduction or withholding for or on account of any tax, assessment or other governmental charge, and at least ten such Business Days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to such matters, Canada will furnish the Registrar and each Paying Agent, as applicable, with a certificate of an Authorized Official instructing the Registrar and each Paying Agent, as applicable, whether such payment of principal of or any interest on such Bonds shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the Registrar and each Paying Agent, as applicable, may assume that no such deduction or withholding shall be required. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the rate of withholding and the amount, if any, required to be withheld or deducted on such payment to holders of such Bonds and Canada will pay or cause to be paid to the Registrar and each Paying Agent, as applicable, Additional Amounts, if any, required by the Bonds to be paid.

(g)

If the Registrar or any Paying Agent pays (which it may in its sole discretion but shall not under any circumstances be obligated to do) out any amount due under the terms of the Bonds on or after the due date thereof on the assumption that the corresponding payment for such amount has been or will be made by Canada and such payment has in fact not been so made by Canada prior to the time the Registrar or such Paying Agent makes such payment, then Canada shall, on demand, reimburse the Registrar and such Paying Agent for the relevant amount, and pay interest to the Registrar and such Paying Agent on such amount from the date on which such amount is paid out to the date of reimbursement at a rate per annum equal to the cost (to the Registrar or such Paying Agent) of funding the amount paid out, as certified by the Registrar or such Paying Agent and expressed as a rate per annum.

8.	Mutilated, Destroyed, Stolen or Lost Bond Certificates.

(a)

If any Bond certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Registrar who shall promptly transmit such application to Canada. Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to Canada in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by Canada of an indemnity satisfactory to it, Canada shall execute a new certificate of like tenor, and upon written instructions from Canada, the Registrar shall thereupon cancel the mutilated or defaced certificate and adjust the Register to reflect the destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be so dated the date of authentication, provided that such dating shall not affect any amount of interest accrued and unpaid on the Bond as at the date of issuance of such replacement certificate. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Bond certificate.

(b)

Whenever any Bond, alleged to have been lost, stolen or destroyed for which a replacement Bond has been issued, is presented to the Registrar or any Paying Agent for payment at maturity or redemption or for registration of transfer or exchange, the Registrar or the Paying Agent, as the case may be, shall immediately notify Canada in respect thereof and shall deal with such Bond only in accordance with Canada’s written instructions.

9.	Maturity, Redemption and Purchases.

(a)

Unless previously redeemed for tax reasons as provided in the terms and conditions of the Bonds, or repurchased by Canada, as provided below, the principal amount of the Bonds is due and payable on [_].

(b)

In accordance with the terms and conditions of the Bonds, upon receipt of a notice to redeem and a certificate of Canada, as set forth in the Bonds, not less than ten days and no more than 60 days prior to the Redemption Date, the Registrar shall cause to be delivered to the registered holders of the Bonds and published (if applicable), at the expense of Canada, in accordance with Subsection 20(b) hereof, on behalf of Canada, a copy of Canada’s notice of redemption stating: (i) the Redemption Date; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Bonds to be redeemed.

(c)

Canada may, if not in default under the Bonds, at any time, purchase Bonds in the open market, or by tender or by private contract at any price, in accordance with applicable law and may upon written order by Canada cause the Registrar to cancel any Bonds so purchased.

(d)

If Canada elects to purchase and has cancelled any Bonds when such Bonds have been issued in the form of a Global Bond, it may require the Registrar to register such cancellation and to instruct DTC to reduce the outstanding aggregate principal amount of the applicable Global Bond in accordance with the regular procedures of DTC in effect at such time. In addition, upon Canada’s cancellation of any such Bonds, the maximum amount of the Bonds to be issued and outstanding at any time (as described in Section 4 hereof) shall be reduced by the principal amount of the Bonds so cancelled.

10.

Cancellation and Destruction. All Bonds which are paid at maturity or upon early redemption, or surrendered for registration of transfer or exchange for other certificates or replacement, shall be cancelled by the Registrar who shall register such cancellation. The Registrar shall, as soon as practicable after the date of cancellation of Bonds under this Section 10 or Subsection 8(a) hereof or the date that the Register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Subsection 8(a) hereof, furnish Canada with a certificate or certificates stating the serial numbers and total number of Bonds that have been cancelled. The Registrar shall destroy all cancelled Bonds and shall furnish to Canada, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Bonds destroyed hereunder.

11.	Limit on Liability.

(a)

In acting under this Agreement, the Registrar and any Paying Agent are acting solely as agents of Canada and do not assume any obligation or relationship of agency or trust for or with any of the holders of the Bonds, except that all funds held by the Registrar or any Paying Agent for payment of principal or interest (and any Additional Amounts) shall be held in trust for the registered holders of the Bonds as provided in this Agreement but need not be segregated from other funds held by such Registrar or any Paying Agent except as required by law; provided that any such moneys remaining unclaimed at the end of two years after the date on which such principal, interest or Additional Amounts shall have become due and payable shall be repaid to Canada, as provided and in the manner set forth in this Agreement and the Bonds, whereupon the aforesaid trust shall terminate and all liability of such Registrar or any Paying Agent with respect to such moneys shall cease and the holder of such Bond will thereafter look only to Canada for payment.

(b)

Rights and Liabilities of Registrar. The Registrar shall be protected and shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Bond, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from Canada made or given by it and sent, delivered or directed to the Registrar under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by the duly authorized representatives of and certified as such by Canada.

(c)

Right of Agent to Own Bonds. The Registrar and each Paying Agent, and their officers, directors and employees, may become the holder of, or acquire any interest in, any Bonds, with the same rights that it or they would have if it were not the Registrar or a Paying Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with Canada and may act on, or as depositary, trustee or agent for, any committee or body of holders of Bonds or other obligations of Canada as freely as if it were not the Registrar or a Paying Agent hereunder or they were not such officers, directors or employees.

(d)	Certain Matters Affecting the Registrar and Paying Agent

(i)

Each of the Registrar or any Paying Agent may consult with counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection, and no liability shall be incurred by it in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and without gross negligence and in accordance with such advice or opinion.

(ii)

The recitals contained herein and in the Bonds (except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the Registrar) shall be taken as the statements of Canada, and the Registrar assumes no responsibility for the correctness of the same. Neither the Registrar nor any Paying Agent makes any representation as to the validity or sufficiency of this Agreement or the Bonds. Neither the Registrar nor any Paying Agent shall be accountable for the use or application by Canada of the proceeds of any Bonds authenticated and delivered by or on behalf of the Registrar or any Paying Agent in conformity with the provisions of this Agreement.

(iii)

The Registrar or any Paying Agent shall be obligated to perform such duties and only such duties as are herein and in the Bonds specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Bonds against the Registrar or any Paying Agent. Neither the Registrar nor any Paying Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it, and shall promptly give notice to Canada of such a decision not to take action.

(iv)

Except as otherwise specifically provided herein or in the Bonds, any order, certificate, notice, request, direction or other communication from Canada, made or given under any provision of this Agreement shall be sufficient if signed by an Authorized Official. The Registrar or any Paying Agent may as to the truth of the statements and the correctness of the opinions expressed therein, rely upon certificates or opinions furnished to the Registrar or any Paying Agent, as applicable, and conforming to the requirements of this Agreement. Canada will furnish the Registrar and any Paying Agent with a certificate as to the incumbency and specimen signatures of Authorized Officials upon the execution of any Bond. Until the Registrar or any Paying Agent receives a subsequent certificate from Canada, the Registrar or any Paying Agent shall be entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized Officials.

(v)

Except as specifically provided herein or in the Bonds, neither the Registrar nor any Paying Agent shall have any duty or responsibility in case of any default by Canada in the performance of its obligations. Under no circumstances does the Registrar or any Paying Agent have any duty or responsibility to accelerate all or any of the Bonds or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon Canada.

(vi)	Nothing herein or in the Bonds shall obligate the Registrar or any Paying Agent to provide notice of any default by Canada in the performance of its obligations.

(vii)

Whether or not therein expressly so provided, every provision of this Agreement and each Bond relating to the conduct of or affording protection to the Registrar or any Paying Agent shall be subject to the provisions of this Section 11.

(viii)

Whenever in the administration of this Agreement or the Bonds the Registrar or any Paying Agent shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting any action under this Agreement or the Bonds, such evidence may in the absence of bad faith be established by a certificate from an Authorized Official and/or an opinion of counsel unless other evidence be herein specifically described.

(ix)

Neither the Registrar nor any Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Registrar or any Paying Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Registrar or such Paying Agent shall determine to make such further inquiry or investigation, Canada shall cooperate therewith to such extent as is reasonable under the circumstances.

(x)

Neither the Registrar nor any Paying Agent shall be under any obligation to take any action that is discretionary under the provisions of this Agreement or the Bonds and no permissive power or authority available to the Registrar or any Paying Agent shall be construed as a duty.

(xi)

Neither the Registrar nor any Paying Agent shall be charged with knowledge of any default by Canada hereunder or under any of the Bonds unless the Registrar or such Paying Agent shall have received written notice thereof from Canada or the holder of a Bond.

(xii)

The Registrar shall, at the cost and expense of Canada, upon written directions of an Authorized Official, invest specified amounts of funds held from time to time by the Registrar in specific lawful investments specified in such written directions provided the Registrar is able to make such investments. Gain or loss on all such investments are for the account of Canada and shall not otherwise affect the obligations of Canada under this Agreement. Investments shall mature no later than 9:00 a.m. (New York City time) on the date funds are required to be used. Except as provided in this paragraph, the Registrar shall have no obligation to invest or pay interest on any funds held by it.

(xiii)

Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Registrar that the Registrar in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. For more information on the registration process call (866) 535-2504 (in the U.S.) or (904) 954-6181 (outside the U.S.), or contact the Registrar.

(xiv)

In no event shall the Registrar be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Registrar has been advised of the likelihood of such damages or penalty and regardless of the form of action.

12.	Expenses and Indemnity.

In connection with the Registrar’s appointment and duties as Registrar, Canada will pay the Registrar compensation in an amount separately agreed upon by Canada and the Registrar. Canada will indemnify and hold harmless the Registrar and each Paying Agent (which shall include each of their officers, directors and employees when acting in their capacities as agents) against all claims, actions, demands, damages, costs (including reasonable fees of counsel), expense, losses or liability which may be incurred by the Registrar or any Paying Agent by reason of, or in connection with, the Registrar’s or any Paying Agent’s appointment and duties as such including any duties pursuant to the terms and conditions herein or actions taken or omitted by any of them in reliance on any certificate furnished pursuant to Subsection 7(f) hereof, except as such result from any negligent act or omission, bad faith or wilful misconduct of the Registrar or any Paying Agent or their respective directors, officers, employees or agents. In addition, Canada shall, pursuant to arrangements separately agreed upon by Canada and the Registrar, transfer to the Registrar, upon presentation of reasonable substantiating documentation satisfactory to Canada, amounts sufficient to reimburse the Registrar for certain out of pocket expenses reasonably incurred by it and by any Paying Agent in connection with their services. The obligation of Canada under this paragraph shall survive payment of the Bonds, termination of this Agreement and resignation or removal of the Registrar.

13.	Successor Registrar.

(a)

Canada agrees that there shall at all times be a Registrar hereunder and that such registrar shall be a bank or trust company organized and doing business under the laws of Canada or any province or territory thereof or the United States or any state thereof, in good standing and authorized to perform the duties set out herein; provided that Canada may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.

The Registrar shall not transfer or assign this Agreement or any interest or obligation herein without Canada’s prior written consent. Any corporation into which the Registrar hereunder may be amalgamated, merged or converted, or any corporation with which the Registrar may be consolidated, or any corporation resulting from any amalgamation, merger, conversion or consolidation to which the Registrar shall sell or otherwise transfer all or substantially all of the corporate trust business of the Registrar, provided that it shall be qualified as aforesaid, shall be the successor Registrar under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Canada reserves the right to appoint a new Registrar within 30 days of such amalgamation, merger, conversion or consolidation.

(b)

The Registrar may at any time resign by giving written notice to Canada of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless Canada shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Bonds. Canada may remove the Registrar at any time by giving 30 days written notice to the Registrar specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by Canada of a successor Registrar and acceptance of such appointment by such successor Registrar. Any Paying Agent may resign or may be removed at any time upon like notice, and Canada in any such case may appoint in substitution therefor a new Paying Agent or Paying Agents. If no successor Registrar has accepted such appointment as contemplated by Subsection 13(d) hereof within 30 days, the resigning Registrar may petition a court of competent jurisdiction for the appointment of a successor Registrar.

(c)

The appointment of the Registrar hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Registrar becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Registrar, or if a liquidator or receiver of the Registrar of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Registrar or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

If no successor Registrar has accepted such appointment as contemplated by Subsection 13(d) hereof within 30 days, the resigning Registrar may petition a court of competent jurisdiction for the appointment of a successor Registrar.

(d)

Prior to the effective date of any such resignation or removal of the Registrar, or if the Registrar shall become unable to act as such or shall cease to be qualified as aforesaid, Canada shall appoint a successor Registrar, qualified as aforesaid. Upon the appointment of a successor Registrar and such successor’s acceptance of such appointment, the retiring Registrar shall, at the direction of Canada and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Registrar and shall thereupon cease to act hereunder.

(e)

If the Registrar resigns or ceases to act as Canada’s fiscal agent in respect of the Bonds pursuant to Subsections 13(b) or (c) hereof, the Registrar shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Registrar has acted as fiscal agent hereunder. In the event that the Registrar ceases to act as Canada’s fiscal agent in respect of the Bonds for any other reason, the Registrar shall be entitled to receive the full amount of the annual fees payable to it in respect of the Bonds pursuant to Section 12 hereof.

Upon resignation or removal, the Registrar shall be entitled to the payment by Canada of its compensation for the services rendered hereunder (pursuant to this Subsection 13(e)) and to the reimbursement of all reasonable out of pocket expenses incurred in connection with the services rendered by it hereunder (including reasonable fees and expenses of counsel) after receipt of an itemized statement detailing such expenses.

14.	Meetings of Holders of Bonds.

(a)	In this Section 14 all references to “outstanding” means, in relation to the Bonds, all the Bonds other than:

(i)	those which have been redeemed in full or purchased and cancelled;

(ii)

those in respect of which the date for redemption in full has occurred and the redemption moneys therefor (including all arrears of interest to such date for redemption) have been duly paid to the Registrar in the manner provided for in this Agreement (and, where appropriate, notice to that effect has been given in accordance with the terms thereof);

(iii)	those which have become void or claims in respect of which have become prescribed under the terms thereof;

(iv)

(for the purpose only of ascertaining the amount outstanding and without prejudice to their status for any other purpose) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to the terms thereof;

(v)	those Bonds which have been mutilated or defaced and which have been surrendered or cancelled and in respect of which replacement Bonds have been issued pursuant to the terms thereof;

(vi)	any Global Bond to the extent that it has been exchanged for certificated Bonds; and

(vii)	unless and until ceasing to be so held, Bonds which are held directly or indirectly by Canada and not cancelled.

(b)

A holder of a Bond may by an instrument in writing in the form for the time being available from the specified office of the Registrar (hereinafter called a “form of proxy”) signed by the holder (or, in the case of joint holders, the first named) or its duly appointed attorney or, in the case of a corporation, executed under its seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation and delivered to the Registrar not later than 48 hours prior to the time for which such meeting or adjourned meeting is convened, appoint any person (hereinafter also called a “proxy”) to attend and act on his or its behalf in connection with any meeting or proposed meeting of the holders of Bonds.

(c)

Any holder of a Bond which is a corporation may by resolution of its directors or other governing body and the delivery of an executed or certified copy of such resolution (or, if such resolution is not in English, a certified translation thereof) to the Registrar not later than 48 hours prior to the time for which such meeting or adjourned meeting is convened, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of the holders of the Bonds.

(d)

Any proxy appointed pursuant to Subsection 14(b) hereof or representative appointed pursuant to Subsection 14(c) hereof shall for so long as such appointment remains in force (and the relevant Bonds remain registered in the name of the appointor), be deemed for all purposes in connection with any meeting or proposed meeting of the holders of Bonds specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

(e)

Canada shall, upon a request in writing from holders of Bonds of like tenor and terms holding not less than 10% of the aggregate principal amount of the Bonds then outstanding, convene or cause to be convened a meeting of the holders of the Bonds for any lawful purpose. Canada may also at any time convene or cause to be convened a meeting of the holders of the Bonds for any lawful purpose. Whenever Canada is about to convene or cause to be convened any such meeting it shall forthwith give notice in writing to the Registrar of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Registrar may approve.

(f)

A person (who may, but need not, be the holder of a Bond) nominated in writing by Canada shall be the chairman at every meeting, but if no such nomination is made or if at any meeting the person so nominated is not present within 15 minutes from the time fixed for the holding of such meeting, the holders of the Bonds present may appoint another such person to be chairman. The chairman of a reconvened meeting need not be the same person who was chairman of the original meeting.

(g)

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the holders of the Bonds. If someone gives such notice other than the Registrar, a copy of the notice shall be given to the Registrar. Such notice shall include, inter alia, statements to the effect that holders of the Bonds may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar until 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body and by delivering an executed or certified copy of such resolution (or, if not in English, a certified English translation thereof) to the Registrar not later than 48 hours before the time fixed for the meeting. All written notices to DTC of meetings shall contain a requirement that DTC must notify clearing system participants and, if known, beneficial owners of Bonds of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders of Bonds shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Bonds.

(h)	At any meeting of the holders of Bonds, one or more persons present and holding, or being proxies or representatives and holding or representing, at least:

(i)	in the case of a meeting convened to consider an Extraordinary Resolution to make any such alteration as set forth to in the proviso to Subsection 14(r) hereof, 75%; and

(ii)	in the case of a meeting convened to consider any other Extraordinary Resolution, a majority;

in principal amount of the Bonds then outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman, if necessary) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. If a quorum of the holders of the Bonds shall not be present within one half hour after the time fixed for holding any meeting, such meeting shall stand adjourned without notice to the same day in the next week (or, if such day is not a business day in the place where the meeting is to take place, until the next such business day thereafter) at the same time and place unless the chairman appoints some other place or some other day or time of which not less than seven days’ notice shall be given in the manner provided above. In this sub-paragraph (h) and in Section 20 a reference to “business day” in any place means a day on which banking institutions in such place are not authorized or obligated by law or executive order to be closed.

(i)

If such meeting was convened to consider an Extraordinary Resolution to make any such alteration as is set forth in the proviso to Subsection 14(r) hereof, at the adjourned meeting one or more persons present and holding, or being proxies for or representatives of holders of, at least 33 1/3% in principal amount of the Bonds then outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman, if necessary) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

(j)

If such meeting was convened for any other purpose, at the adjourned meeting one or more holders of the Bonds present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened.

(k)

The chairman of any meeting at which a quorum is present may, with the consent of persons present and holding, or being proxies for or representatives of holders of, at least a majority of principal amount of the Bonds represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(l)

Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as hereafter defined) and in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a holder of a Bond or being a proxy or a representative of such a holder.

(m)

At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or Canada or by one or more persons holding, or being proxies for or representatives of holders of, one or more Bonds having an aggregate, principal amount of not less than 2% of the aggregate principal amount of all the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number of proportion of the votes recorded in favour of or against such resolution.

(n)

If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

(o)	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

(p)

The Registrar and Canada and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the holders of Bonds. Save as aforesaid no person shall be entitled to attend or vote at any meeting of the holders of Bonds or to join with others in requesting the convening of such a meeting unless he is the holder of a Bond or is a proxy for or a representative of such a holder.

(q)

Subject as provided in Subsection 14(m) hereof at any such meeting (i) on a show of hands every person who is present in person and who is a holder of a Bond or who is a proxy for or representative of a holder of a Bond and (ii) on a poll every such person who is so present shall have one vote in respect of each U.S.$5,000 principal amount of Bonds so held or in respect of which he is a proxy or representative. A proxy need not be a registered holder of Bonds. Without prejudice to the obligations of the proxies named in any form of proxy, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way. In the case of Bonds held jointly, any one of the joint registered holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only the first named of them may vote in respect of each U.S.$5,000 principal amount of Bonds of which they are joint registered holders.

(r)

A meeting of the holders of Bonds shall, in addition to the powers hereinbefore given, but without prejudice to any powers conferred on other persons by these presents, have the following powers exercisable by Extraordinary Resolution, namely:

(i)

power to agree to any proposal by Canada for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the holders of the Bonds against Canada under such Bonds;

(ii)	power to agree to any proposal by Canada for the exchange or substitution for such Bonds of, or conversion of such Bonds into, other obligations or securities of Canada;

(iii)

power to agree to any modification of or amendment to this Agreement or the terms of such Bonds proposed by Canada; provided that, without the consent of the Registrar, no modification or amendment shall affect the rights, responsibilities, duties or immunities of the Registrar;

(iv)

power to direct or authorise the Registrar to exercise any power, right, remedy or authority given to it by this Agreement or such Bonds in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(v)

power to waive and direct the Registrar to waive any default on the part of Canada in complying with any provisions of this Agreement or the Bonds or to waive and direct the Registrar to waive future compliance with any provisions of this Agreement or the Bonds;

(vi)	power to repeal, modify or amend any Extraordinary Resolution previously passed by the holders of the Bonds; and

(vii)

power to appoint any persons (whether holders of the Bonds or not) as a committee or committees to represent the interests of the holders of the Bonds and to confer upon such committee or committees any powers or discretions which the holders of the Bonds could themselves exercise by Extraordinary Resolution;

provided, however, that the special quorum provisions contained in Subsections 14(h)(i) and 14(i) hereof and the Required Percentage set out in Subsection 14(s)(i) hereof shall apply in relation to any Extraordinary Resolution for the purpose of making modification of the provisions contained in the Bonds which:

(A)	changes the stated maturity of such Bonds or changes any interest or principal payment date of such Bonds; or

(B)	reduces or cancels the principal amount of such Bonds; or

(C)	changes the rate of interest payable in respect of such Bonds; or

(D)	changes the currency or place of any payment in respect of such Bonds is to be made; or

(E)

modifies the provisions contained in this Section 14 concerning the quorum required at any meeting of the holders of the Bonds or any adjournment thereof or concerning the percentage required to pass an Extraordinary Resolution; or

(F)	impairs the right to institute suit for the enforcement of any payment on or with respect to any of such Bonds; or

(G)	reduces the percentage of the principal amount of such Bonds required to waive any future compliance or past default; or

(H)	reduces the amount of principal payable upon acceleration of the maturity of such Bonds; or

(I)	permits early redemption of such bonds or, if early redemption is already permitted, sets a redemption date earlier than the date previously specified or reduces the redemption price; or

(J)	changes the definition of “outstanding” with respect to such bonds; or

(K)	changes Canada’s obligation to pay Additional Amounts; or

(L)	changes the governing law provision of such bonds; or

(M)	in connection with an exchange offer for such bonds, amends any event of default under such bonds; or

(N)	changes the status of such bonds as described in the third paragraph of the Global Bond; or

(O)	amends this proviso in any manner.

(s)

The term “Extraordinary Resolution” means a resolution proposed to be passed at a meeting of holders of the Bonds duly convened for the purpose and held in accordance with the provisions of this Agreement and passed by the affirmative vote of persons present and holding, or being proxies for or representing holders of, such Bonds having an aggregate principal amount of not less than the following percentage (the “Required Percentage”):

(i)

in the case of a resolution that has the effect of approving, agreeing to, or effecting any matter or alteration as is referred to in the proviso to Subsection 14(r) hereof, 75% of the aggregate principal amount of all such Bonds then outstanding; and

(ii)

in the case of any other resolution referred to in Subsection 14(r) hereof, 66 2/3% of the aggregate principal amount of all such Bonds then outstanding represented at the meeting and voted on the resolution.

(t)

All actions that may be taken and all powers that may be exercised by the holders of the Bonds by an Extraordinary Resolution at a meeting held as hereinbefore provided may also be taken and exercised by persons holding, or being proxies for or representatives of the holders of, not less than the Required Percentage of the aggregate principal amount of all such Bonds then outstanding by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used herein shall include an instrument so signed.

(u)

Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of holders of the Bonds shall be binding upon all holders of such Bonds, whether present or represented at or absent from such meeting, and every instrument in writing signed in accordance with Subsection 14(t) hereof shall be binding upon all holders of the Bonds (whether or not a signatory). Subject to the provisions of its indemnity contained in this Agreement, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.

(v)

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by Canada and any such minutes as aforesaid, signed by the chairman of the meeting at which such resolutions were passed or proceedings taken or by the chairman of the next succeeding meeting of the holders of the Bonds, shall be prima facie evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

(w)

The Registrar, or Canada with the approval of the Registrar, may from time to time (subject to the Registrar and Canada agreeing on the payment of additional applicable fees) make and from time to time vary such regulations as it shall from time to time deem fit:

(i)

for the deposit of instruments appointing proxies at such place as the Registrar, Canada or the registered holders of Bonds convening a meeting, as the case may be, may in the notice convening such meeting direct; and

(ii)

for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to Canada or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Bonds shall be the registered holders thereof or their duly appointed proxies or representatives.

15.	Collective Representation.

(a)

In the event that the Registrar receives written notice from Canada that Canada intends to amend the Bonds in a manner that would require the consent or agreement of the holders of the Bonds by Extraordinary Resolution, the Registrar is authorized, without the need to convene a meeting of the holders of the Bonds or to seek the prior instructions of such holders, to follow the directions of Canada to facilitate discussion of the circumstances giving rise to the proposed amendments, the terms of any proposed amendments and any other issues relevant to the proposed amendments; provided however, that the Registrar is and shall remain the agent of Canada and as such shall have no authority or obligation on behalf of any holder of any Bond to agree to or to bind any such holder to any modification of the Fiscal Agency Agreement or the Bonds, it being expressly acknowledged that the Registrar has no fiduciary duty to the holders of the Bonds.

(b)

The authority given to the Registrar by this Section 15 shall automatically terminate as of the first meeting of the holders of such Bonds to occur following the date on which the Registrar receives the written notice from Canada referred to in Subsection 15(a) hereof unless such holders shall have passed a resolution at that meeting (or at any adjournment thereof) authorizing the Registrar to continue to act in this capacity.

16.

Further Issues. Canada may from time to time, without notice to or the consent of the registered or beneficial holders of the Bonds, create and issue further bonds having terms and conditions the same as, and ranking equally with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds. Any further bonds shall be issued with the benefit of an agreement supplemental to this Agreement.

17.

Reports. The Registrar shall furnish to Canada such reports as may be reasonably requested by Canada relative to the Registrar’s performance under this Agreement. Canada may, during normal business hours, inspect books and records maintained by the Registrar pursuant to this Agreement, if any.

18.

Forwarding of Notice. If the Registrar shall receive any notice or demand addressed to Canada pursuant to the provisions of the Bonds, the Registrar shall promptly forward such notice or demand to Canada.

19.	Amendments.

(a)

This Agreement and the Bonds may be amended or supplemented by Canada, on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered or beneficial holder of any Bond, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the Bonds, or effecting the issue of further bonds as described under Section 16 hereof, or in any other manner which Canada may deem necessary or desirable and which, in the reasonable opinion of Canada, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial holders of the Bonds. In forming an opinion as to whether or not the holders’ rights are adversely affected, the Registrar shall be entitled to base such opinion solely in reliance on an opinion of counsel provided to it stating that the holders’ interests will not be adversely affected.

(b)

So long as the Bonds are listed on the Luxembourg Stock Exchange, notice of any amendment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu.

(c)

Nothing in this Agreement shall require the Registrar to enter into an amendment without receiving an opinion of counsel (which opinion shall not be an expense of the Registrar), satisfactory to the Registrar that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii), in the case of an amendment referred to in Subsection 19(a) hereof only, the amendment does not adversely affect in any material respect the interests of the beneficial holders of the Bonds.

20.	Notices.

(a)	Any communications from Canada to the Registrar with respect to this Agreement shall be in writing and addressed to: [_]

and any communications from the Registrar to Canada with respect to this Agreement shall be in writing and will be mailed, delivered or telegraphed and confirmed to Canada at the following addresses:

Department of Finance                         Department of Finance

[_]                                                          [_]

With a courtesy copy to:

Bank of Canada

[_]

(or such other address as shall be specified in writing by the Registrar or Canada, as the case may be) and shall be delivered in person or by overnight courier or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation of receipt by telephone, to the foregoing addresses. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by overnight courier on the next business day in the place where it is delivered, in the case of delivery by first class prepaid post, seven days after dispatch or the business day in the place of delivery next following such seventh day if such seventh day is not such a business day, and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

(b)

All notices to the registered holders of Bonds will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, as long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery, or in the case of mailing, on the fourth day after such mailing.

21.	Governing Law and Counterparts and Judgment Currency.

(a)	This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

(b)

This Agreement may be executed in any number of counterparts (including counterparts by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder by Canada or the Registrar (either Canada or the Registrar, in such capacity, the “Debtor”) to the other (the “Creditor”) in one currency into another currency, Canada and the Registrar agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Creditor could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day two business days (which shall be business days in the City of New York and in such principal financial center) preceding the day on which final judgment is given.

(d)

Notwithstanding any judgment in a currency (the “judgment currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement currency”), any such obligation of a Debtor may be discharged only to the extent that on the business day following receipt the Creditor (which shall be business days in the City of New York and the principal financial center of the country issuing the judgment currency), of any sum adjudged to be so due in the judgment currency, the Creditor may in accordance with normal banking procedures purchase the Agreement currency with the judgment currency; if the amount of the Agreement currency so purchased is less than the sum originally due in the Agreement currency (determined in the manner set forth in Subsection 21(c) hereof), the Debtor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Creditor against such loss, and if the amount of the Agreement currency so purchased exceeds the sum originally due to such Creditor agrees to remit to the Debtor such excess, provided that such Creditor shall have no obligation to remit any such excess as long as Debtor shall have failed to pay such Creditor as applicable, any obligations due and payable under this Agreement, in which case such excess may be applied to such obligations of Canada hereunder in accordance with the terms of this Agreement.

22.	Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

23.	Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

24.

Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to any holder of a Bond or the Registrar is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

[_], solely in its capacity as Registrar

By:
Name:
Title:

HER MAJESTY IN RIGHT OF CANADA
as Represented by the Minister of Finance

By:
Name:
Title:

Schedule “A”

Global Bond

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Canada (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP: [_]	ISIN: [_]

REGISTERED NO. [_]

CANADA

[_]% UNITED STATES DOLLAR BONDS DUE [_]

HER MAJESTY IN RIGHT OF CANADA (“Canada”), for value received, hereby promises to pay to [_], or its registered assigns, the principal sum of [_] Dollars (the “Principal Amount”) in lawful money of the United States of America on [_] (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Global Bond and to pay interest thereon from and including [_] at the rate of [_]% per annum together with Additional Amounts (as defined herein), if any, until the principal hereof is paid. Interest will be paid in two equal semi-annual installments in arrears on [_] and [_] in each year (each such date and the initial interest payment date, an “Interest Payment Date”) commencing on [_] until the Principal Amount hereof is paid.

This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of Canada designated as its [_]% United States Dollar Bonds due [_] (the “Bonds”, which term shall include such further bonds of the same series, if any, as Canada may from time to time issue), initially in aggregate principal amount of [_] United States Dollars. This Global Bond and the registered holder hereof have the benefit of, and this Global Note and all the rights of the registered holder hereof are expressly subject to, a Fiscal Agency Agreement dated as of [_] (the “Fiscal Agency Agreement”, which term includes any agreement supplemental thereto), between Canada and [_] (“[_]”), as fiscal agent, transfer agent, registrar and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of Canada, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract. The registered holder by acceptance of this Global Bond assents to and is deemed to have notice of the Fiscal Agency Agreement. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

The Bonds are issued in denominations of U.S.$[_] and integral multiples thereof.

Payment of the principal of and interest on this Global Bond constitutes a charge on and is payable out of the Consolidated Revenue Fund of Canada. This Global Bond constitutes a direct unconditional obligation of Canada and as such carries the full faith and credit of Canada. The obligation of Canada under each Bond ranks equally with all of Canada’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

If any of the following events or circumstances (each an “Event of Default”) shall occur, namely:

(a)	Canada fails to pay any amount of principal in respect of the Bonds on the due date for payment of such amount;

(b)	Canada fails to pay any amount of interest in respect of the Bonds on the due date for payment of such amount and such default shall have continued for a period of 30 days thereafter; or

(c)

Canada defaults in the performance or observance of any of its other obligations under or in respect of the Bonds and such default remains unremedied for 30 days after written notice requiring such default to be remedied has been delivered to Canada at the specified office of the Registrar by the holder of any Bond;

then, and so long as such Event of Default shall be continuing, any holder or holders of Bonds holding in the aggregate not less than 25% of the aggregate principal amount of the Bonds then outstanding (as such term is defined in Section 14 of the Fiscal Agency Agreement) may, by written notice to Canada at the specified office of the Registrar, declare the principal amount of the Bonds and all interest then accrued thereon to be due and payable, whereupon the principal amount of the Bonds, together with all interest (if any) accrued thereon until the time of such payment, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which Canada hereby expressly waives, anything contained herein to the contrary notwithstanding, unless, prior to such declaration, all Events of Default in respect of such Bonds shall have been cured.

The holders of more than 50% of the aggregate principal amount of the Bonds then outstanding (as such term is defined in Section 14 of the Fiscal Agency Agreement), by written notice to Canada, at the specified office of the Registrar, may, on behalf of all of the holders, rescind any prior declaration of the acceleration of outstanding principal amount, together with all interest (if any) accrued, on the Bonds and its consequences if the Event of Default or Events of Default giving rise to the declaration has or have been cured.

No such rescission shall affect any other or any subsequent Event of Default or any right of any holder in relation thereto.

This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

Interest on this Global Bond will accrue from and including [_] until the first Interest Payment Date and thereafter from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof has been paid or duly made available for payment. Interest on this Global Bond will cease to accrue on the date fixed for redemption (as described hereinafter) or repayment unless payment of principal is improperly withheld or refused. Any overdue principal or interest on this Global Bond shall bear interest at the rate of [_]% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date and the principal payable on the maturity hereof will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business (New York City time), on [_] or [_] (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date or Maturity Date, as the case may be (each such day a “Regular Record Date”). Any such interest or principal, as the case may be, not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest or principal to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the relevant Interest Payment Date. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

For the purpose only of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year may be determined by multiplying the nominal annual rate of interest by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and the denominator of which is 360.

In the event that the Maturity Date, any Redemption Date or any Interest Payment Date with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. For purposes hereof, “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions in the City of New York, the City of London, England, the City of Toronto or at the applicable place of payment are authorized or obligated by law or executive order to close.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal on such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the City of New York, or at the office of any Paying Agent appointed by Canada for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds. Payment of the principal of and interest on the Bonds will be made, in such coin or currency of the United States, as at the time of payment, is legal tender for payment of public and private debts.

This Global Bond is not subject to any sinking fund and is not redeemable at the option of Canada prior to maturity, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to maturity.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, Canada (subject to its rights of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

(a)

to a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the holding or ownership as a non-resident of Canada of such Bond; or

(b)

presented for payment more than 15 days after the Relevant Date (as defined below), except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)

if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received.

Unless previously redeemed for tax reasons, as provided below, or repurchased by Canada, the Principal Amount of this Global Bond is due and payable on [_].

The Bonds may be redeemed at the option of Canada in whole, but not in part, at any time, on giving not less than ten days’ and not more than 60 days’ notice to registered holders of Bonds in accordance with Section 20 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) Canada has or will become obliged to pay Additional

Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after [_] and (b) such obligation cannot be avoided by Canada taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Canada would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the delivery or publication of any notice of redemption pursuant to this paragraph, Canada shall deliver to the Registrar a certificate signed by an officer of Canada stating that Canada is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Canada so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its corporate trust office in the City of New York, a register (herein, the “Register”) for the registration and registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the aforesaid office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall authenticate and register in the name of the transferee, in exchange therefor, a new Global Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at said office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of U.S.$[_] and integral multiples thereof in an equal aggregate principal amount and having identical terms and conditions as this Global Bond except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges, but Canada may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or Maturity Date or during the period from the Redemption Record Date to the Redemption Date. Neither Canada nor the Registrar shall be required to make any exchange of Bonds if as a result thereof, Canada may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. Subject only to Section 14 of the Fiscal Agency Agreement, no provision of this Global Bond and no other provision of the Fiscal Agency Agreement shall alter or impair the obligation of Canada, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place, and rate, and in the coin or currency, herein prescribed.

Canada, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes (except in respect of the payment of Additional Amounts), whether or not this Global Bond is overdue, and none of Canada, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of Canada and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

Canada’s obligation to pay the Principal Amount of, and interest on, this Global Bond will cease if this Global Bond is not presented for payment within a period of 2 years and a claim for interest is not made within 2 years from the date on which such principal or interest, as the case may be, becomes due and payable.

Canada and the Registrar may at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds having terms and conditions the same as, and ranking equally with, the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) so that such further bonds shall be consolidated and form a single series with the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by Canada on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which Canada may deem necessary or desirable and which, in the reasonable opinion of Canada, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the holders of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to modify or amend by Extraordinary Resolution (as defined in the Fiscal Agency Agreement) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein).

Canada shall, upon a request in writing from holders of Bonds holding not less than 10% of the aggregate principal amount of the Bonds then outstanding, convene or cause to be convened a meeting of the holders of the Bonds for any lawful purpose. Canada may also at any time convene or cause to be convened a meeting of the holders of the Bonds for any lawful purpose.

The Registrar shall, in accordance with the instructions of Canada, establish procedures and rules for all such meetings including the giving of notice, voting, appointment of proxies and the transaction of business at such meetings.

All notices to the registered holders of Bonds will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, as long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website (www.bourse.lu). Any such notice shall be deemed to have been given on the date of such delivery or publication, as the case may be, or in the case of mailing, on the fourth day after such mailing.

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Unless the certificate of authentication hereon has been executed by the Registrar by manual signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Canada has caused this instrument to be duly executed by manual or facsimile signature.

Countersigned	HER MAJESTY IN RIGHT OF CANADA,
as represented by the Minister of Finance

By:	By:

Dated:

REGISTRAR’S CERTIFICATE

OF AUTHENTICATION

This is the Bond of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

[_], solely in its capacity as Registrar

By:
Authorized Signatory